Exhibit 10.1

EXECUTION VERSION

Dated 25 September 2009

SEAGATE TECHNOLOGY INTERNATIONAL

as the Chargor

in favour of

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

SHARE CHARGE

ALLEN & GLEDHILL LLP ONE MARINA BOULEVARD #28-00 SINGAPORE 018989

i

ii

This Deed is made on 25 September 2009 between:

(1)                                 Seagate Technology International, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Chargor”) as the chargor; and

(2)                                 JPMorgan Chase Bank, N.A. (the “Administrative Agent”) as administrative agent.

Background

(A)                             The Chargor is entering into this Deed in connection with the Credit Agreement (as defined below).

(B)                               The Chargor has issued 10.00 per cent. Senior Secured Second-Priority Notes due 2014 (the “Notes”) pursuant to an indenture dated as of 1 May 2009 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) and guaranteed by, inter alios, Seagate Technology HDD Holdings, the borrower under the Credit Agreement and in connection with the Notes, the Chargor has entered into an intercreditor agreement dated as of 1 May 2009 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) pursuant to which the Administrative Agent has agreed to permit the granting of second ranking security interests by the Chargor in favour of the collateral agent under the Indenture on the terms and conditions of the Intercreditor Agreement.

(C)                               Pursuant to the Intercreditor Agreement, the parties hereto acknowledge that a second ranking share charge will be entered into by the Chargor on or about the date of this Deed in connection with the Notes.

(D)                              The Board of Directors of the Chargor is satisfied that entering into this Deed is for the purposes and to the benefit of the Chargor and its business.

(E)                                The Administrative Agent is entering into this Deed on behalf of itself and the other Secured Parties.

It is agreed as follows:

1.                                      Definitions and Interpretation

1.1                               Definitions

In this Deed, unless a contrary indication appears, terms used in the Credit Agreement have the same meaning and construction. In addition:

“Acts” means the Companies Act and the Property Act.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration.

“Bank Account” has the meaning given to it in the Debenture.

“Charged Assets” means the assets from time to time subject, or expressed to be subject, to the Charges or any part of those assets.

“Charged Company” means Seagate Singapore International Headquarters Pte. Ltd., a company incorporated under the laws of Singapore, with company registration number 199700025H.

“Charges” means all or any of the Security created or expressed to be created by or pursuant to this Deed.

“Credit Agreement” means the second amended and restated credit agreement dated as of 3 April 2009 made between inter alia, Seagate Technology, Seagate Technology HDD Holdings, the lenders named in that agreement, as original lenders, and JPMorgan Chase Bank, N.A., as administrative agent and the other agents party thereto.

“Companies Act” means the Companies Act, Chapter 50 of Singapore.

“Currency of Account” means the currency in which the relevant indebtedness is denominated or, if different, is payable.

“Debenture” means the debenture dated on or about the date of this agreement and entered into between Seagate Singapore International Headquarters Pte. Ltd., as chargor and the Administrative Agent, as administrative agent.

“Default Notice” means a notice sent by the Administrative Agent to the Borrower pursuant to Section 7.01 of the Credit Agreement, after an occurrence and during the continuance of an Event of Default.

“Delegate” means a delegate or sub-delegate appointed under Clause 9.2 (Delegation).

“Dividends” means, in relation to any Share, all present and future:

(a)                                  dividends and distributions of any kind and any other sum received or receivable in respect of that Share;

(b)                                 rights, shares, money or other assets accruing or offered by way of conversion, exchange, redemption, bonus, preference, option or otherwise in respect of that Share;

(c)                                  allotments, offers and rights accruing or offered in respect of or in substitution for that Share; and

(d)                                 other rights and assets attaching to, deriving from or exercisable by virtue of the ownership of that Share.

“Party” means a party to this Deed.

“Property Act” means the Conveyancing and Law of Property Act, Chapter 61 of Singapore.

“Receiver” means a receiver, receiver and manager, judicial manager or other manager appointed in respect of the Charged Assets.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Shares” means:

(a)                                  all present and future shares in the Charged Company, including the shares issued and outstanding at the date of this Deed described in Schedule 2 (Shares);

(b)                                 all rights relating to any of the shares described in paragraph (a) above which are deposited with, or registered in the name of, any depositary, custodian, nominee, clearing house or system, investment manager, chargee or other similar person or their nominee, in each case whether or not on a fungible basis (including rights against any such person);

(c)                                  all warrants, options or other rights to subscribe for, purchase or otherwise acquire any of the shares described in paragraph (a) above; and

(d)                                 all other rights attaching or relating to any of the shares described in paragraph (a) above, and all cash or other securities or investments in the future deriving from any of those shares or such rights, in each case now or in the future owned by the Chargor or (to the extent of its interest) in which it now or in the future has an interest.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Winding-up” means winding up, amalgamation, reconstruction, administration, dissolution, liquidation, merger or consolidation or any analogous procedure or step in any jurisdiction.

1.2                               Construction

The provisions in Section 1.03 (Terms Generally) of the Credit Agreement apply to this Deed with all necessary changes. In addition, unless a contrary indication appears, any reference in this Deed to:

1.2.1                     “assets” includes present and future properties, revenues and rights of every description;

1.2.2                     the “Chargor”, the “Administrative Agent” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

1.2.3                     a “Loan Document” or any other agreement or instrument is a reference to that Loan Document or other agreement or instrument as amended, supplemented,

restated or otherwise modified (subject to any restrictions on such amendments and restatements, supplements or modifications set forth in the Credit Agreement);

1.2.4                     “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

1.2.5                     a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

1.2.6                     a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

1.2.7                     a provision of law is a reference to that provision as amended or re-enacted.

1.3                               Ambiguity or Conflict

Where there is any ambiguity or conflict between the provisions of the Credit Agreement and this Deed, then the provisions of the Credit Agreement shall prevail.

1.4                               Third Party Rights

1.4.1                     Unless expressly provided to the contrary, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce or enjoy the benefit of any term of this Deed, provided that the terms of this Deed shall inure to the benefit of the Secured Parties.

1.4.2                     Notwithstanding any term of this Deed, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of this Deed.

2.                                      Security

2.1                               Equitable Charge

The Chargor, as legal and beneficial owner of the Shares and Dividends, and as a continuing security for the payment of all Obligations, charges in favour of the Administrative Agent by way of first fixed charge, and assigns and agrees to assign absolutely to the Administrative Agent, free from all Security (other than as permitted by the Credit Agreement), all its rights, title and interest in and to, all present and future Shares and Dividends provided that no Security shall be granted under this Clause 2.1, if:

2.1.1                     the Administrative Agent determines, after consultation with the Chargor that granting such Security would:

(a)                                  violate the law of the jurisdiction in which the Charged Assets are located or the law of the jurisdiction where the person owning such asset or property is organised;

(b)                                 violate the terms of any material contract binding on the Chargor, (but only to the extent that the restrictions in all such contracts, taken as a whole, do not materially limit the Charged Assets that would otherwise be pledged pursuant to the Collateral and Guarantee Requirement and Section 5.13(c) of the Credit Agreement to secure the Obligations); or

(c)                                  result in a material adverse tax consequence to the Chargor; or

2.1.2                     the Administrative Agent determines that the cost to the Chargor of granting and perfecting such security interest would be excessive in view of the related benefits to be received by it.

2.2                               Share Certificates etc.

The Chargor has delivered, as of the date of this Deed or, in the case of Shares acquired after the date of this Deed, shall deliver on the date of such acquisition deliver to the Administrative Agent, or as it directs:

(a)                                  all certificates representing the Shares;

(b)                                 stamped transfers of the Shares executed in blank;

(c)                                  a certified copy of the Chargor’s Register of Mortgages and Charges which has been updated to record the particulars of this Mortgage in a form reasonably satisfactory to the Administrative Agent; and

(d)                                 any other documents relating to the Shares which the Administrative Agent reasonably requires.

3.                                      Restrictions and further Assurance

3.1                               Security

The Chargor shall not create or permit to subsist any Security over any Charged Asset, nor do anything else prohibited by Section 6.02 (Liens) of the Credit Agreement, except as permitted by that clause.

3.2                               Disposal

The Chargor shall not (and shall not agree to) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any Charged Asset, nor do anything else prohibited by Section 6.05 (Asset Sales) of the Credit Agreement, except as permitted by that clause, and, in the case of Dividends, as permitted by Clause 4.3 (Dividends before the receipt of a Default Notice by the Borrower).

3.3                               Rights Issues, etc.

The Chargor shall within three (3) Business Days of demand, duly pay all calls, subscription moneys and/or other moneys payable on or in respect of the Charged Assets. If the Chargor does not do so, the Administrative Agent may do so and, if the Administrative Agent does so, the Chargor shall within three (3) Business Days of demand indemnify the Administrative Agent against such payment together with interest thereon for the period beginning on the date of such payment and ending on the date on which the Administrative Agent has been indemnified in full by the Chargor calculated at the rate per annum specified in Section 2.12(c)(ii) (Interest) of the Credit Agreement.

3.4                               Further Assurance

The Chargor shall promptly do whatever is necessary to create, maintain and perfect the Security created under this Deed and whatever else the Administrative Agent reasonably requires:

(a)                                  to perfect or protect the Charges or the priority of the Charges; or

(b)                                 to facilitate the realisation of the Charged Assets or the exercise of any rights vested in the Administrative Agent or any Delegate,

including executing any transfer, conveyance, charge, assignment or assurance of the Charged Assets (whether to the Administrative Agent or its nominees or otherwise), making any registration and giving any notice, order or direction.

4.                                      Charged Shares

4.1                               Voting and other rights before the receipt of a Default Notice by the Borrower

Subject to Clause 4.2 (Voting and other rights after the receipt of a Default Notice by the Borrower), the Chargor shall be entitled to exercise or direct the exercise of the voting and other rights attached to any Share as it sees fit provided that:

4.1.1                     it does so for a purpose not inconsistent with any Loan Document; and

4.1.2                     the exercise of or failure to exercise those rights would not materially impair the collateral or materially and adversely affect the rights and remedies of any Secured Party under any Loan Document.

4.2                               Voting and other rights after the receipt of a Default Notice by the Borrower

At any time after the receipt of a Default Notice by the Borrower:

4.2.1                     the Administrative Agent shall be entitled to exercise or direct the exercise of the voting and other rights attached to any Share as it reasonably sees fit provided that unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right to permit the Chargor to exercise such rights; and

4.2.2                     the Chargor shall comply or procure the compliance with any directions of the Administrative Agent in respect of the exercise of those rights and shall promptly execute and/or deliver to the Administrative Agent such forms of proxy as it or he requires with a view to enabling such person as it or he selects to exercise those rights.

4.3                               Dividends before the receipt of a Default Notice by the Borrower

Subject to Clause 4.4 (Dividends after the receipt of a Default Notice by the Borrower), the Chargor shall be entitled to retain all cash income paid or payable on any Share and the Administrative Agent shall (or, as the case may be, ensure that its nominee shall) pay any cash income derived from the Shares of the Chargor to the Chargor. If any cash income is received by (or paid to) the Chargor (or as it may direct) pursuant to this Clause 4.3, that amount shall be automatically released from the Security created under this Deed on such amount being received by (or, as the case may be, being paid to) the Chargor, to the extent that such amount is not paid or deposited into a Bank Account.

4.4                               Dividends after the receipt of a Default Notice by the Borrower

4.4.1                     Upon and at any time after the receipt of a Default Notice by the Borrower, the Administrative Agent (or, as the case may be, its nominee) shall be entitled to retain any cash income received by it and apply the same in or towards the payment of the Obligations in accordance with Clause 10 (Order of Distributions).

4.4.2                     After all Events of Default have been cured or waived, the Administrative Agent shall promptly repay to the Chargor all cash income paid on any Share that the Chargor would otherwise be permitted to retain pursuant to the terms of the Clause 4.3 (Dividends before the receipt of a Default Notice by the Borrower) and that have not been applied in accordance with Clause 10 (Order of Distributions).

4.5                               Acquisition of Shares

The Chargor shall promptly notify the Administrative Agent of:

4.5.1                     its acquisition of any Shares; and

4.5.2                     after the receipt of a Default Notice by the Borrower, the declaration, payment, allotment, offer or issue of any Dividend.

4.6                               Communications

After the receipt of a Default Notice by the Borrower, the Chargor shall promptly deliver to the Administrative Agent a copy of every circular, notice, report, set of accounts or other documents received by it or its nominee in connection with the Shares or in connection with or from the issuer of any of the Shares.

4.7                               Power of Attorney

Upon the occurrence of an Event of Default which is continuing, if any Share is not held in the Chargor’s name other than pursuant to this Deed, the Chargor shall promptly execute and deliver to the Administrative Agent an irrevocable power of attorney, expressed to be given by way of security and executed as a deed by the person in whose name that Share is held. That power of attorney shall appoint the Administrative Agent and every Delegate the attorney of the holder and shall be in such form as the Administrative Agent requires.

5.                                      General Undertakings

5.1                               Authorisations

The Chargor shall promptly:

5.1.1                     obtain, comply with and do all that is necessary to maintain in full force and effect; and

5.1.2                     if reasonably requested by the Collateral Agent, supply certified copies to the Administrative Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under this Deed and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of this Deed.

5.2                               Compliance with laws

The Chargor shall comply in all respects with all laws to which it may be subject, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.3                               Protection of security

The Chargor shall take any commercially reasonable actions necessary to defend title to the Charged Assets against all persons and to defend the security interest of the Administrative Agent and the priority thereof against any charge not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

6.                                      Representations and Warranties

The Chargor makes the representations and warranties set out in this Clause 6 to the Administrative Agent on the date of this Deed.

6.1                               Status

It is an exempted limited liability company, duly incorporated and validly existing under the laws of Cayman Islands and has the power to own its assets and carry on its business as it is being, and is proposed to be, conducted.

6.2                               Binding obligations

The obligations expressed to be assumed by it in this Deed are legal, valid, binding and enforceable, subject to the requirements specified at the end of Clause 6.5 (Validity and admissibility in evidence).

6.3                               Non-conflict with other obligations

The entry into and performance by it of this Deed, and the transactions contemplated by this Deed, do not and will not conflict with:

6.3.1                     any law or regulation applicable to it;

6.3.2                     its constitutional documents; or

6.3.3                     any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument, the breach of which would reasonably be expected to have a Material Adverse Effect,

6.3.4                     nor (except as provided in any Security Document) result in the existence of, or oblige it to create, any Security over any of its assets.

6.4                               Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Loan Documents to which it is a party and the transactions contemplated by those Loan Documents.

6.5                               Validity and admissibility in evidence

All Authorisations required:

6.5.1                     to enable it lawfully to enter into, exercise its rights under and comply with its obligations in this Deed;

6.5.2                     to make this Deed admissible in evidence in Singapore; and

6.5.3                     to enable it to create the Security purported to be created by it pursuant to this Deed and to ensure that such Security has the priority and ranking it is expressed to have,

have been obtained or effected and are in full force and effect (or, in each case, will be obtained or effected when required) save for the making of the appropriate registrations of this Deed with the Accounting and Corporate Regulatory Authority of Singapore and the payment of stamp duty in the amount of up to S$500 payable in Singapore in respect of the stamping of this Deed.

6.6                               No existing Security

Except for the Charges, and as provided in this Deed or as permitted under the Credit Agreement, no Security exists on or over the Charged Assets.

6.7                               Beneficial Ownership

Except as provided in this Deed including, without limitation, Clause 3.2 (Disposal), the Chargor has not assigned, transferred or otherwise disposed of the Charged Assets (or its right, title and interest to or in the Charged Assets), either in whole or in part, nor agreed to do so, and will not at any time do so or agree to do so (except as permitted by the Loan Documents). Save as permitted by the Credit Agreement or this Deed, the Chargor has good title to the Charged Assets material to its business, except for any minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilise such Charged Assets for their intended purposes subject to liens permitted under the Credit Agreement.

6.8                               Immunity

Neither the Chargor nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process and in any proceedings taken in Singapore in relation to this Deed, it will not be entitled to claim immunity for itself or any of its assets, arising from suit, execution or other legal process.

6.9                               Consents

It has obtained all consents necessary to grant the Security under this Deed, to enter into this Deed and to ensure that no other party to any agreement or arrangement entered into by the Chargor becomes entitled to terminate such agreement or arrangement as a consequence of the Chargor entering into this Deed.

6.10                        Shares Fully Paid etc.

The Shares are duly authorised, validly issued and fully paid, non-assessable and freely transferable and constitute shares in the capital of limited companies. There are no moneys or liabilities outstanding or payable in respect of any of the Shares.

6.11                        Ranking

6.11.1              This Deed creates in favour of the Administrative Agent the Security which it is expressed to create with the ranking and priority it is expressed to have.

6.11.2              Without limiting Clause 6.11.1 above, the Chargor’s payment obligations under the Loan Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies.

6.12                        Share Capital

The Shares constitute all the share capital in the Charged Company and no person has or is entitled to any conditional or unconditional option, warrant or other right to subscribe for, purchase or otherwise acquire any issued or unissued shares, or any interest in shares, in the capital of the Charged Company.

7.                                      Enforcement

7.1                               Enforceability of Security

As between the Chargor and the Administrative Agent, the Charges shall be enforceable, and the power of sale and other powers conferred by Section 24 of the Property Act (as varied and extended by this Deed) and all the other powers conferred on the Administrative Agent by this Deed shall be exercisable at any time after the occurrence and during the continuance of an Event of Default.

7.2                               Power of sale

The statutory power of sale, of appointing a Receiver and the other statutory powers conferred on mortgagees by Section 24 of the Property Act as varied and extended by this Deed shall arise on or after the occurrence and during the continuance of an Event of Default and may be exercised by the Administrative Agent free from the restrictions imposed by Section 25 of the Property Act.

7.3                               Consolidation

Section 21 of the Property Act shall not apply to this Deed.

7.4                               Section 25 of the Property Act

Section 25 of the Property Act shall not apply to this Deed.

7.5                               No Liability as mortgagee in possession

Nothing done by or on behalf of the Administrative Agent pursuant to this Deed shall render it liable to account as a mortgagee in possession for any sums other than actual receipts save for any loss arising from the gross negligence or wilful misconduct of the Administrative Agent.

8.                                      Appointment and Rights of Receivers

8.1                               Appointment of Receivers

If:

8.1.1                     requested by the Chargor; or

8.1.2                     after the occurrence and during the continuance of an Event of Default (whether or not the Administrative Agent has taken possession of the Charged Assets):

without any notice or further notice, the Administrative Agent may, by deed, or otherwise in writing signed by any officer or manager of the Administrative Agent or any person authorised for this purpose by the Administrative Agent, appoint one or more persons to be a Receiver. Subject to the provisions of the Companies Act, the Administrative Agent may similarly remove (so far as it is lawfully able) any Receiver and appoint any person instead of any Receiver. If the Administrative Agent appoints more than one person as

Receiver, the Administrative Agent may give those persons power to act either jointly or severally. Any Receiver referred to in this Clause 8 may enjoy the benefit or enforce the terms of this Clause 8 in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

8.2                               Scope of appointment

Any Receiver may be appointed Receiver of all of the Charged Assets or Receiver of a part of the Charged Assets specified in the appointment. In the latter case, the rights conferred on a Receiver as set out in Schedule 1 (Rights of Receivers) shall have effect as though every reference in that Schedule to any Charged Assets were a reference to the part of those assets so specified or any part of those assets.

8.3                               Rights of Receivers

Any Receiver appointed pursuant to this Clause 8 shall have the rights, powers, privileges and immunities conferred by the Acts (as varied and/or extended by this Deed) on (a) mortgages, (b) mortgages in possession and (c) administrative or other receivers duly appointed under the Acts, and shall also have the rights set out in Schedule 1 (Rights of Receivers). The Receiver shall in the exercise of the Receiver’s powers, authorities and discretions conform to the discretions and regulations from time to time given or made by the Administrative Agent. Any Receiver referred to in this Clause 8 may enjoy the benefit or enforce the terms of this Clause 8 in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

8.4                               Agent of Chargor

Any Receiver shall be the agent of the Chargor for all purposes. The Chargor alone shall be responsible for the Receiver’s contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by the Receiver, provided that the Chargor (and for the avoidance of doubt, the Administrative Agent) shall not be liable for any sums arising from the gross negligence or wilful misconduct of the Receiver.

8.5                               Remuneration

The Administrative Agent may (acting reasonably) determine the remuneration of any Receiver (without being limited to the maximum rate specified in Section 29(6) of the Property Act) and direct payment of that remuneration out of moneys he receives as Receiver. The Chargor alone shall be liable for the remuneration and all other costs, losses, liabilities and expenses of the Receiver provided that the Chargor (and for the avoidance of doubt, the Administrative Agent) shall not be liable for any sums arising from the gross negligence or wilful misconduct of the Receiver.

9.                                      Administrative Agent’s Rights

9.1                               Same rights as Receiver

Any rights conferred by any Loan Document upon a Receiver may be exercised by the Administrative Agent after the Charges become enforceable, whether or not the

Administrative Agent shall have taken possession or appointed a Receiver of the Charged Assets.

9.2                               Delegation

The Administrative Agent may at any time and from time to time delegate by power of attorney or in any other manner to any person or persons or fluctuating body of persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Administrative Agent under this Deed in relation to the Charged Assets and any such delegation may be made upon such terms and conditions (including power to sub-delegate) and subject to such regulations as the Administrative Agent may think fit and the Administrative Agent shall not be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.  Any third party referred to in this Clause 9.2 may enjoy the benefit or enforce the terms of this Clause 9.2 in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

10.                               Order of Distributions

10.1                        Application of proceeds

All moneys received or recovered by the Administrative Agent or any Receiver or Delegate in exercise of their rights under this Deed shall, subject to the rights of any creditors having priority, be applied in the order provided in Clause 10.2 (Order of distribution).

10.2                        Order of distributions

The order referred to in Clause 10.1 (Application of proceeds) is:

10.2.1              first, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Deed or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents (including the Receiver and any Delegate) and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of the Chargor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

10.2.2              second, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

10.2.3              third, to the Chargor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

11.                               Liability of Administrative Agent, Receivers and Delegates

11.1                        Possession

If the Administrative Agent, any Receiver or any Delegate takes possession of the Charged Assets, it may at any time relinquish possession. Without prejudice to Clause 11.2 (Administrative Agent’s liability), the Administrative Agent shall not be liable as a mortgagee in possession by reason of viewing or repairing any of the present or future assets of the Chargor, except where such liability arises as a result of the Administrative Agent’s gross negligence or wilful misconduct.

11.2                        Administrative Agent’s liability

None of the Administrative Agent, any Receiver or any Delegate shall (either by reason of taking possession of the Charged Assets or for any other reason and whether as mortgagee in possession or otherwise) be liable to the Chargor, any Secured Party or any other person for any costs, losses, liabilities or expenses relating to the realisation of any Charged Assets or from any act, default, omission or misconduct of the Administrative Agent, any Receiver or any Delegate or their respective officers, employees or agents in relation to the Charged Assets or in connection with this Deed except to the extent caused by its own gross negligence or wilful misconduct. Any third party referred to in this Clause 11 may enjoy the benefit or enforce the terms of this Clause 11 in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

12.                               Power of Attorney

12.1                        Appointment

The Chargor by way of security irrevocably appoints the Administrative Agent, every Receiver and every Delegate severally as its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time and in such manner as the attorney thinks fit:

12.1.1              to do anything which the Chargor is obliged to do (but has not done) under any Loan Document (including to execute charges over, transfers, conveyances, assignments and assurances of, and other instruments, notices, orders and directions relating to, the Charged Assets); and

12.1.2              at any time after the occurrence and during the continuance of an Event of Default, to exercise any of the rights conferred on the Administrative Agent, any Receiver or any Delegate in relation to the Charged Assets or under this Deed, either of the Acts or generally under Singapore law.

12.2                        Ratification

The Chargor ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do or purport to do in the exercise of the power of attorney granted by it in Clause 12.1 (Appointment). Any third party referred to in this Clause 12 may enjoy the benefit or enforce the terms of this Clause 12 in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

13.                               Protection of Third Parties

13.1                        No duty to enquire

No purchaser or other person dealing with the Administrative Agent, any other Secured Party, any Receiver or any Delegate shall be concerned to enquire:

13.1.1              whether the powers or rights conferred by or pursuant to any Loan Document are exercisable;

13.1.2              whether any consents, regulations, restrictions or directions relating to such rights have been obtained or complied with;

13.1.3              otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such rights (including whether or not any delegation shall have lapsed for any reason or has been revoked); or

13.1.4              as to the application of any money borrowed or raised.

13.2                        Protection to purchasers

Upon any sale or disposal of the Charged Assets or any part thereof which the Administrative Agent, any other Secured Party, any Receiver or any Delegate shall make under the provisions of this Deed, a statement in writing from the Administrative Agent, any Receiver or any Delegate that the Security created by this Deed has become enforceable and that the power of sale has become exercisable shall be conclusive evidence of the fact in favour of any purchaser or other person to whom any of the Charged Assets may be transferred and such purchaser or other person will take the same free of any rights of the Chargor. The Chargor undertakes to indemnify the Administrative Agent, any Receiver or any Delegate against any claim which may be made against the Administrative Agent, any Receiver or any Delegate by such purchaser or any other person by reason of any defect in its title to the Charged Assets, provided that such indemnity shall not be available to the extent that such claim resulted from the gross negligence or wilful misconduct of the Administrative Agent, any Receiver or any Delegate, as applicable. Any third party referred to in this Clause 13 may enjoy the benefit or enforce the terms of this Clause 13 in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

14.                               Saving Provisions

14.1                        Continuing Security

Subject to Clause 15 (Discharge of Security), the Charges are continuing Security and will extend to the ultimate balance of the Obligations, regardless of any intermediate payment or discharge in whole or in part.

14.2                        Reinstatement

If any payment by the Chargor or any discharge given by a Secured Party (whether in respect of the obligations of the Chargor, any person or any Security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

14.2.1              the liability of the Chargor and the Charges shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

14.2.2              that Secured Party shall be entitled to recover the value or amount of that security or payment from the Chargor, as if the payment, discharge, avoidance or reduction had not occurred.

14.3                        Waiver of defences

Neither the obligations of the Chargor under this Deed nor the Charges will be affected by an act, omission, matter or thing which, but for this Clause 14, would reduce, release or prejudice any of its obligations under this Deed or any of the Charges (without limitation and whether or not known to it or any Secured Party) including:

14.3.1              any time, waiver or consent granted to, or composition with, the Chargor, any other Loan Party or any other person;

14.3.2              the release of the Chargor, any other Loan Party or any other person under the terms of any composition or arrangement with any creditor of the Chargor, any other Loan Party or any other person;

14.3.3              the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce any rights against, or security over assets of, the Chargor, any other Loan Party or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

14.3.4              any death, mental or other incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status or constitution of the Chargor, any other Loan Party or any other person;

14.3.5              any amendment (however fundamental) or replacement of a Loan Document or any other document or security;

14.3.6              any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security;

14.3.7              any insolvency, bankruptcy, liquidation, Winding-up or similar proceedings;

14.3.8              this Deed or any Loan Document not being executed by or binding upon any person; or

14.3.9              any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Loan Party or other person under any

Loan Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order.

14.4                        Immediate recourse

The Chargor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Chargor under this Deed. This waiver applies irrespective of any law to the contrary.

14.5                        Appropriations

Until all the Obligations have been irrevocably paid in full and all facilities which might give rise to Obligations have terminated, each Secured Party (or any trustee or agent on its behalf) may:

14.5.1              refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Chargor shall not be entitled to the benefit of the same; and

14.5.2              hold in a suspense account any moneys received from the Chargor or on account of the Chargor’s liability under this Deed.

14.6                        Deferral of Chargor’s rights

14.6.1              Until all the Obligations have been irrevocably paid in full and all facilities which might give rise to Obligations have terminated and unless the Administrative Agent otherwise directs, the Chargor will not exercise any rights which it may have by reason of performance by it of its obligations under the Loan Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Loan Documents or of any guarantee or other security taken pursuant to, or in connection with, the Loan Documents by any Secured Party.

14.6.2              The Chargor hereby agrees that any claim of indemnification or contribution that the Chargor may have with respect to a third party shall not decrease the Chargor’s obligations to the Secured Parties.

14.7                        Additional Security

The Charges are in addition to and are not in any way prejudiced by any other guarantees or security now or subsequently held by any Secured Party.

15.                               Discharge of Security

15.1                        Final redemption

Subject to Clause 15.2 (Retention of security), when all the Loan Document Obligations have been paid in full in cash, the Commitments have expired or been terminated, the principal and interest on each Loan and all fees payable under the Loan Documents shall have been paid in full, all Letters of Credit shall have expired or been terminated (or otherwise provided for in a manner satisfactory to the applicable Issuing Bank) and all LC Disbursements shall have been reimbursed, the Administrative Agent shall at the request and cost of the Chargor release and discharge the Charged Assets from the Charges.

15.2                        Retention of security

If the Administrative Agent considers that any amount paid or credited to any Secured Party under any Loan Document is capable of being avoided or otherwise set aside on the Winding-up of the Chargor or any other Loan Party, that amount shall not be considered to have been paid for the purposes of determining whether all the Loan Document Obligations have been irrevocably paid.

15.3                        Permitted releases

If any asset of the Chargor is disposed of in accordance with the provisions of the Loan Documents or upon the effectiveness of a written consent to the release of the security interest granted hereby in any Charged Assets pursuant to Section 9.02 of the Credit Agreement, that asset shall be automatically released from the fixed Charge on that asset on that disposal being made and the Administrative Agent shall, upon the request of the Chargor, take whatever action is necessary to release such asset from this Security.

16.                               Expenses, Stamp Duty and Interest

16.1                        Transaction expenses

The Chargor shall within three Business Days of demand pay the Administrative Agent the amount of all costs, losses, liabilities and expenses (including legal fees) reasonably incurred by the Administrative Agent in connection with the negotiation, preparation, printing and execution of this Deed and any other documents referred to in this Deed.

16.2                        Amendment costs

If the Chargor requests an amendment, waiver or consent, the Chargor shall, within three Business Days of demand, reimburse the Administrative Agent for the amount of all costs, losses, liabilities and expenses (including legal fees) reasonably incurred by the Administrative Agent in responding to, evaluating, negotiating or complying with that request.

16.3                        Enforcement costs

The Chargor shall, within three Business Days of demand, pay to the Administrative Agent the amount of all costs, losses, liabilities and expenses (including legal fees) incurred by the Administrative Agent, any Receiver or any Delegate in relation to any this Deed

(including the administration, protection, realisation, enforcement or preservation of any rights under or in connection with this Deed, or any consideration by the Administrative Agent as to whether to realise or enforce the same, and/or any amendment, waiver, consent or release of this Deed and/or any other document referred to in this Deed). Any third party referred to in this Clause 16 may enjoy the benefit or enforce the terms of this Clause 16 in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

16.4                        Stamp taxes

The Chargor shall pay and, within three Business Days of demand, indemnify the Administrative Agent against any cost, loss or liability the Administrative Agent reasonably incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Deed.

16.5                        Default interest

16.5.1              If the Chargor fails to pay any amount payable by it under this Deed on its due date, interest shall accrue at the rate specified in Section 2.12(c)(ii) (Interest) of the Credit Agreement. Any interest accruing under this Clause 16.5 shall be immediately payable by the Chargor on demand by the Administrative Agent.

16.5.2              Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each interest period applicable to that overdue amount but will remain immediately due and payable.

16.6                        Goods and Services Tax

The Chargor shall pay to the Administrative Agent within three Business Days of demand, in addition to any amount payable by the Chargor under this Deed, any goods and services or other similar Tax in respect of that amount (and references in this Deed to that amount shall be deemed to include any such Taxes payable in addition to it).

17.                               Payments

17.1                        Demands

Any demand for payment made by any Secured Party shall be effective as a demand for the purposes of this Deed, from the date on which it is given.

17.2                        Payments

All payments by the Chargor under this Deed (including damages for its breach) shall be made in the Currency of Account and to such account, with such financial institution and in such other manner as the Administrative Agent may direct.

17.3                        Continuation of accounts

At any time after:

17.3.1              the receipt by a Secured Party of notice (either actual or otherwise) of any subsequent Security affecting the Charged Assets of the Chargor; or

17.3.2              the presentation of a petition or the passing of a resolution in relation to the Winding-up of the Chargor,

any Secured Party may open a new account in the name of the Chargor with that Secured Party (whether or not it permits any existing account to continue). If that Secured Party does not open such a new account, it shall nevertheless be treated as if it had done so when the relevant event occurred. No moneys paid into any account, whether new or continuing, after that event shall discharge or reduce the amount recoverable pursuant to any Loan Document to which the Chargor is party.

18.                               Conduct of business by the Secured Parties

No provision of this Deed will:

18.1.1              interfere with the right of any Secured Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

18.1.2              oblige any Secured Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

18.1.3              oblige any Secured Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

19.                               Miscellaneous Indemnities

19.1                        Currency indemnity

19.1.1              The Chargor’s obligations under the Loan Documents to make payments in United States Dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent under the Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Chargor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or, if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

19.1.2              If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Chargor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency that could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

19.1.3              For purposes of determining the rate of exchange for this Clause 19.1, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

19.2                        Indemnities separate

The indemnity in this Deed shall:

19.2.1              not limit any indemnification provision in any other Loan Document;

19.2.2              apply irrespective of any indulgence granted by any Secured Party;

19.2.3              continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any Obligation or any other judgment or order; and

19.2.4              apply whether or not any claim under it relates to any matter disclosed by the Chargor or otherwise known to any Secured Party.

19.3                        Other Indemnities and protections

Except in the case of gross negligence or wilful misconduct on the part of the Administrative Agent, any Receiver or any Delegate, the Administrative Agent shall be indemnified by the Chargor from and against all actions, losses, claims, proceedings, costs, demands and liabilities which may be suffered by the Administrative Agent by reason of any failure of the Chargor to perform any of its obligations under this Deed or in the execution of any of the rights, powers, remedies, authorities or discretions vested in the Administrative Agent, any Receiver or any Delegate, under or pursuant to this Deed.

20.                               Rights, Amendments, Waivers and Determinations

20.1                        Ambiguity

The powers and protections conferred by this Deed in relation to the Charged Assets or any part thereof on the Administrative Agent shall be in addition to and not in substitution for the powers and protections conferred on mortgagees or chargees under the Acts, which shall apply to the Charges except insofar as they are expressly or impliedly excluded. Where there is any ambiguity or conflict between the rights or powers conferred by law or contained in either of the Acts and those conferred by or pursuant to this Deed or where the powers or protections in this Deed are more extensive or less restrictive than those provided by either of the Acts, the terms of this Deed shall prevail.

20.2                        Exercise of rights

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any Receiver or Delegate, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

20.3                        Amendments and waivers

Any term of this Deed may be amended or waived only with the consent of the Administrative Agent and the Chargor, subject to any consent of the Lenders required by Section 9.02 of the Credit Agreement.

20.4                        Determinations

Any determination by or certification of the Administrative Agent or any Receiver or Delegate of a rate or amount under this Deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

21.                               Separate and independent obligations

The Security created by the Chargor by or in connection with any Loan Document is separate from and independent of any other Security created or intended to be created by any other provider of Security by or in connection with any Loan Document.

22.                               Benefit of Security

22.1                        Benefit and Burden

This Deed shall be binding upon and enure to the benefit of each Party and its successors and assigns.

22.2                        The Chargor

The Chargor may not assign or transfer all or any of its rights, benefits and obligations under this Deed except as permitted by this Deed or the other Loan Documents.

22.3                        The Administrative Agent

The Administrative Agent may assign all or part of its rights under this Deed or transfer all or part of its obligations under this Deed in accordance with the terms of the Credit Agreement without the consent of the Chargor. Any such assignee or transferee shall be and be treated as a party for all purposes of this Deed and shall be entitled to the full benefit of this Deed to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it.

23.                               Partial Invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

24.                               Notices

24.1                        Communications

Any communication to be made under or in connection with this Deed may be made by fax or letter or, subject to Clause 24.3 (Delivery), be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent.

24.2                        Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is that identified with its name below, or any substitute address, fax number or department or officer as the Party may notify to the other Party.

24.3                        Delivery

Either Party may change its address or fax number for notices and other communications hereunder by notice to the other Party. The Administrative Agent or the Chargor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. All notices and other communications given to any party hereto in accordance with the provisions of this Deed shall be deemed to have been given on the date of receipt.

25.                               Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed. Delivery of an executed counterpart of a signature page of this Deed by telecopy or Adobe pdf transmission shall be effective as delivery of a manually executed counterpart of this Deed.

26.                               Governing Law

This Deed shall be governed by, and construed in accordance with the laws of Singapore.

27.                               Jurisdiction

27.1                        Jurisdiction of Singapore courts

27.1.1              The courts of Singapore have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a “Dispute”).

27.1.2              The Parties agree that the courts of Singapore are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

27.2                        Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Chargor:

27.2.1              irrevocably appoints Seagate Singapore International Headquarters Pte. Ltd. as its agent for service of process in relation to any proceedings before the Singapore courts in connection with this Deed; and

27.2.2              agrees that failure by a process agent to notify the Chargor of the process will not invalidate the proceedings concerned.

This Deed has been entered into on the date stated at the beginning of this Deed.

Schedule 1

- Rights of Receivers

Any Receiver appointed pursuant to Clause 8 (Appointment and Rights of Receivers) shall have the right, either in its own name or in the name of the Chargor or otherwise and in such manner and upon such terms and conditions as the Receiver thinks fit, and either alone or jointly with any other person:

(a)                                  Take possession

to take possession of the Charged Assets, and to require payment to it of all Dividends;

(b)                                 Deal with Charged Assets

to sell, transfer, assign, exchange or otherwise dispose of or realise the Charged Assets to any person either by public offer or auction, tender or private contract and for a consideration of any kind (which may be payable or delivered in one amount or by instalments spread over a period or deferred);

(c)                                  Borrow money

to borrow or raise money either unsecured or on the security of the Charged Assets (either in priority to the Charges or otherwise);

(d)                                 Rights of ownership

to exercise and do (or permit the Chargor or any nominee of it to exercise and do) all such rights and things as the Receiver would be capable of exercising or doing if it were the absolute beneficial owner of the Charged Assets;

(e)                                  Claims

to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person relating to the Charged Assets;

(f)                                    Legal actions

to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Assets;

(g)                                 Redemption of Security

to redeem any Security (whether or not having priority to the Charges) over the Charged Assets and to settle the accounts of any person with an interest in the Charged Assets; and

(h)                                 Other powers

to do anything else it may think fit for the realisation of the Charged Assets or incidental to the exercise of any of the rights conferred on the Receiver under or by virtue of any Loan Document to which the Chargor is party, the Property Act or any laws or regulations.

Schedule 2

- Shares

500,001 issued and fully paid up ordinary shares in the capital of the Charged Company.

In witness whereof this Deed has been executed by the parties hereto on the date stated at the beginning.

EXECUTED AS A DEED by SEAGATE		)

TECHNOLOGY INTERNATIONAL		)
in the presence of		)	/s/ Patrick J. O’Malley
		)	Signature

		)	Name: Patrick J. O’Malley

/s/ Saralyn Brown		)	Title: EVP & Chief Financial Officer
Signature of witness

Name: Saralyn Brown

Address: 920 Disc Drive
Scotts Valley, CA 95066

Occupation: Executive Assistant

Address:	Seagate Technology
920 Disc Drive
Scotts Valley, CA 95066
United States of America

Fax No.:	+1 (831) 438-6675

Attention:	General Counsel

The Administrative Agent

SIGNED, SEALED AND DELIVERED
by
as attorney for and on behalf of
	JPMORGAN CHASE BANK, N.A.	/s/ Sharon Bazbaz
	in the presence of:	Signature

Name: Sharon Bazbaz

	/s/ Donna Wisnieski	Title: Vice President
Witness’s signature

Name of Witness: Donna Wisnieski

Title: Administrative Assistant

Address:	JPMorgan, Chase Bank, N.A.
Loan and Agency Services Group, 1111 Fannin Street, 10th Floor
Houston, Texas, 77002

Fax No.:	(831) 439-2353

Attention:	Sofia Basraoui

With a copy to:

Address:	JPMorgan, Chase Bank, N.A.
270 Park Avenue
New York, New York, 10017

Fax No.:	(212) 270-5127

Attention:	Sharon Bazbaz